EXHIBIT 10.1

                          FORM OF EMPLOYMENT AGREEMENT





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                                                                    Exhibit 10.1


                          FORM OF EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ____ day of __________ 1998, by and between Home Federal Savings and Loan Association of Niles, 55 North Main Street, Niles, Ohio (hereinafter referred to as the "Association" whether in mutual or stock form), and __________ (the "Employee").

         WHEREAS, the Employee is currently serving as the ___________ of the Association; and

         WHEREAS, the Association has adopted a plan of conversion whereby the Association will convert to capital stock form as the subsidiary of First Niles Financial, Inc. (the "Holding Company"), subject to the approval of the Association's members and the Office of Thrift Supervision (the "Conversion"); and

         WHEREAS, the Board of Directors of the Association believes it is in the best interests of the Association to enter into this Agreement with the Employee in order to assure continuity of management of the Association and to reinforce and encourage the continued attention and dedication of the Employee; and

         WHEREAS, the Board of Directors of the Association has approved and authorized the execution of this Agreement with the Employee to take effect as stated in Section 4 hereof;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is AGREED as follows:

         1. Employment. The Employee is employed as the _______________ of the Association. As _______________, Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position as _______________ . The Employee shall continue to devote his best efforts and substantially all his business time and attention to the business and affairs of the Association and its subsidiaries and affiliated companies.

         2. Compensation.

                  (a) Salary. The Association agrees to pay the Employee during the term of this Agreement a salary established by the Board of Directors. The salary hereunder as of the Commencement Date (as defined in Section 4 hereof) shall be $__________ per year. The Employee's salary shall be payable not less frequently than monthly and not later than the tenth day following the expiration of the month in question. The amount of the Employee's salary shall be reviewed by the Board of Directors not less often than annually, beginning not later than the date one year after the Commencement Date (as defined in Section 4 hereof). Any adjustments in salary or other compensation shall in no way limit or reduce any other obligation of the Association hereunder. The Employee's salary in effect hereunder from time to time shall not thereafter be reduced.


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                  (b) Discretionary  Bonuses.  The Employee shall be entitled to participate in an equitable manner with all other executive officers of the Association in discretionary bonuses as authorized and declared by the Board of Directors of the Association to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Board of Directors.

                  (c) Expenses. During the term of his employment hereunder, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him in performing services hereunder, in accordance with the Association's policies and procedures, provided that the Employee properly accounts therefor in accordance with Association policy.

         3. Benefits.

                  (a) Participation in Retirement and Employee Benefit Plans. The Employee shall be entitled while employed hereunder to participate in, and receive benefits under, all plans relating to pension, thrift, profit-sharing, group life insurance, medical coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, that are maintained for the benefit of the Association's executive employees or for its employees generally.

                  (b) Fringe Benefits. The Employee shall be eligible while employed hereunder to participate in, and receive benefits under, any other fringe benefit plans which are or may become applicable to the Association's executive employees or to its employees generally.

         4. Term. The term of employment under this Agreement shall be a period of three years commencing on the date of completion of the Conversion (the "Commencement Date"), subject to earlier termination as provided herein. Beginning on the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of employment under this Agreement shall be extended for a period of one year in addition to the then-remaining term of employment under this Agreement, unless either the Association or the Employee gives contrary written notice to the other not less than 90 days in advance of the date on which the term of employment under this Agreement would otherwise be extended, provided that such term will not be automatically extended unless, prior thereto, the Board of Directors of the Association explicitly reviews and approves the extension. Reference herein to the term of employment under this Agreement shall refer to both such initial term and such extended terms.

         5. Vacations. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

                 (a) the Employee shall be entitled to an annual vacation of not less than _____ (__) weeks per year;

                 (b) the timing of vacations shall be scheduled in a reasonable manner by the Employee; and


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                  (c) solely at the Employee's  request,  the Board of Directors shall be entitled to grant to the Employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

         6.  Termination of Employment; Death.

                  (a) The Association's Board of Directors may terminate the Employee's employment at any time, but any termination by the Association's Board of Directors other than termination for cause, shall not prejudice the Employee's right to compensation or other benefits under this Agreement. If the employment of the Employee is involuntarily terminated, other than for "cause" as provided in this Section 6(a) or pursuant to any of Sections 6(d) through 6(g), or by reason of death or disability as provided in Sections 6(c) or 7, the Employee shall be entitled to (i) his then applicable salary for the then-remaining term of the Agreement as calculated in accordance with Section 4 hereof, payable in such manner and at such times as such salary would have been payable to the Employee under Section 2 had he remained in the employ of the Association, and (ii) health insurance benefits as maintained by the Association for the benefit of its senior executive employees or its employees generally over the then-remaining term of the Agreement as calculated in accordance with
Section 4 hereof.

         The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Employee without his express written consent, other than retirement. In addition, a material diminution of or interference with the Employee's duties, responsibilities and benefits as _______________ of the Association shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. Any of the following actions shall constitute such diminution or interference unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Association's headquarters office as of the date hereof;
(2) a material demotion of the Employee, a material reduction in the number or seniority of other Association personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Association- or Holding Company- wide reduction in staff; (3) a material adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had previously been provided to the Employee, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Association or the Holding Company; and (4) a material permanent increase in the required hours of work or the workload of the Employee.

         In case of termination of the Employee's employment for cause, the Association shall pay the Employee his salary through the date of termination, and the Association shall have no further obligation to the Employee under this Agreement. For purposes of this Agreement, termination for "cause" shall include termination for personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Association at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the

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Board),  stating  that in the good faith  opinion of the Board the  Employee was guilty of conduct constituting "cause" as set forth above and specifying the particulars thereof in detail.

                  (b) The Employee's employment may be voluntarily terminated by the Employee at any time upon 90 days written notice to the Association or upon such shorter period as may be agreed upon between the Employee and the Board of Directors of the Association. In the event of such voluntary termination, the Association shall be obligated to continue to pay the Employee his salary and benefits only through the date of termination, at the time such payments are due, and the Association shall have no further obligation to the Employee under this Agreement.

                  (c) In the event of the death of the Employee during the term of employment under this Agreement and prior to any termination hereunder, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Association the salary of the Employee through the last day of the calendar month in which his death shall have occurred, and the term of employment under this Agreement shall end on such last day of the month.

                  (d) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Association's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. ss. 1818(e)(3) and (g)(1), the Association's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

                  (e) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Association's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. ss. 1818(e)(4) and
(g)(1), all obligations of the Association under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

                  (f) If the Association is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

                  (g) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Association: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") or the Resolution Trust Corporation ("RTC") enters into an agreement to provide assistance to or on

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behalf of the Association under the authority  contained in Section 13(c) of the
FDIA; or (ii) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

                  (h) In the event the Association purports to terminate the Employee for cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 16 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Association has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         7. Disability. If the Employee shall become disabled as defined in the Association's then current disability plan or if the Employee shall be otherwise unable to serve as _______________, the Employee shall be entitled to receive group and other disability income benefits of the type then provided by the Association for other executive employees.

         8. Certain Reduction of Payments by the Association.

                  (a) Notwithstanding any other provision of this Agreement, if the value and amounts of benefits under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee would cause any amount to be nondeductible by the Association or the Holding Company for federal income tax purposes pursuant to Section 280G of the Code, then amounts and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize amounts and the value of benefits to the Employee without causing any amount to become nondeductible by the Association or the Holding Company pursuant to or by reason of such Section 280G. The Employee shall determine the allocation of such reduction among payments and benefits to the Employee.

                  (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. 1828(k) and any regulations promulgated thereunder.

         9. No Mitigation. The Employee shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.


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         10. No Assignments.

                  (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Association will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Association, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Association would be required to perform it if no such succession or assignment had taken place. For purposes of implementing the provisions of this Section 10(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

         11. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid. All notices to the Association shall be sent to its home office, directed to the attention of the Board of Directors of the Association, with a copy to the Secretary of the Association. All notices to the Employee shall be sent to the home or other address the Employee has most recently provided in writing to the Association.

         12. Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided. The parties hereto agree to amend this Agreement to comply with any required provisions of 12 C.F.R. ss. 563.39(b), as the same may be amended.

         13. Paragraph Headings. The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15. Governing Law. This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Ohio.

         16. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.


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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

         THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.


                                              HOME FEDERAL SAVINGS AND LOAN
                                              ASSOCIATION OF NILES



                                              By: ______________________________




                                              EMPLOYEE



                                              __________________________________






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